                                                                    EXHIBIT 25.1

                                                                  Conformed Copy

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                 --------------------

                                       FORM T-1
                       STATEMENT OF ELIGIBILITY UNDER THE TRUST
                        INDENTURE ACT OF 1939 OF A CORPORATION
                             DESIGNATED TO ACT AS TRUSTEE
                                ----------------------
                         CHECK IF AN APPLICATION TO DETERMINE
                         ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                  SECTION 305(b)(2)
                                ----------------------
                                 MARINE MIDLAND BANK
                 (Exact name of trustee as specified in its charter)

              New York                                        16-1057879
              (Jurisdiction of incorporation              (I.R.S. Employer
               or organization if not a U.S.             Identification No.)
               national bank)

              140 Broadway, New York, N.Y.                  10005-1180
              (212) 658-1000                                (Zip Code)
              (Address of principal executive offices)

                                     Eric Parets
                                Senior Vice President
                                 Marine Midland Bank
                                     140 Broadway
                            New York, New York 10005-1180
                                 Tel: (212) 658-6560
              (Name, address and telephone number of agent for service)

                                 APPLE COMPUTER, INC.
                  (Exact name of obligor as specified in its charter)

              California                         94-2404110
              (State or other jurisdiction       (I.R.S. Employer
              of incorporation or organization)  Identification No.)

              1 Infinite Loop
              Cupertino, California                         95014
              (408) 996-1010                              (Zip Code)
              (Address of principal executive offices)

                  6% CONVERTIBLE SUBORDINATED NOTES DUE JUNE 1, 2001
                           (Title of Indenture Securities)


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                                       General

Item 1. GENERAL INFORMATION.

         Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervisory authority to which it is subject.

         State of New York Banking Department.

         Federal Deposit Insurance Corporation, Washington, D.C.

         Board of Governors of the Federal Reserve System,
         Washington, D.C.

    (b) Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2. AFFILIATIONS WITH OBLIGOR.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

              None


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Item 16.  LIST OF EXHIBITS.


EXHIBIT

T1A(i)                       *    -    Copy of the Organization Certificate of
                                       Marine Midland Bank.

T1A(ii)                      *    -    Certificate of the State of New York
                                       Banking Department dated December 31,
                                       1993 as to the authority of Marine
                                       Midland Bank to commence business.

T1A(iii)                          -    Not applicable.

T1A(iv)                      *    -    Copy of the existing By-Laws of Marine
                                       Midland Bank as adopted on January 20,
                                       1994.

T1A(v)                            -    Not applicable.

T1A(vi)                      *    -    Consent of Marine Midland Bank required
                                       by Section 321(b) of the Trust Indenture
                                       Act of 1939.

T1A(vii)                          -    Copy of the latest report of condition
                                       of the trustee (March 31, 1996),
                                       published pursuant to law or the
                                       requirement of its supervisory or
                                       examining authority.

T1A(viii)                         -    Not applicable.

T1A(ix)                           -    Not applicable.


    * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.


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                                      SIGNATURE



Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 23rd day of August 1996.



                                       MARINE MIDLAND BANK


                                       By: /s/  Frank J. Godino
                                           ----------------------------------
                                              Frank J. Godino
                                            Corporate Trust Officer


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                                                               EXHIBIT T1A (VII)

                             Board of Governors of the Federal Reserve System OMB Number: 7100-0036
                             Federal Deposit Insurance Corporation
                             OMB Number: 3064-0052
                             Office of the Comptroller of the Currency
                             OMB Number: 1557-0081

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL

                             Expires March 31, 1999
- --------------------------------------------------------------------------------
                                                                           -----
                                                                             1
This financial information has not been reviewed, or confirmed             -----
for accuracy or relevance, by the Federal Reserve System.


                                            Please refer to page i,
                                            Table of Contents, for
                                            the required disclosure
                                            of estimated burden.

- --------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031

REPORT AT THE CLOSE OF BUSINESS MARCH 31, 1996

This report is required by law; 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).


                                       (950630)
                                     -----------
                                     (RCRI 9999)

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consoli-dated foreign subsidiaries, or International Banking Facilities.

- -------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
   --------------------------------------------
    Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.


    /s/ Gerald A. Ronning
     ----------------------------------
Signature of Officer Authorized to Sign Report

       4/25/96
- ----------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

   /s/ Henry J. Nowak
- -------------------------------------
Director (Trustee)

   /s/ Bernard J. Kennedy
- -------------------------------------
Director (Trustee)

   /s/ James H. Cleave
- -------------------------------------
Director (Trustee)

- --------------------------------------------------------------------------------

FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANK: Return the original and one copy to the appropriate Federal Reserve District Bank.

STATE NONMEMBER BANKS: Return the original only in the SPECIAL RETURN ADDRESS ENVELOPE PROVIDED. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

NATIONAL BANKS: Return the original only in the SPECIAL RETURN ADDRESS ENVELOPE PROVIDED. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

- --------------------------------------------------------------------------------

FDIC Certificate Number 0    0    5    8    9
                        -----------------------
                              (RCRI 9030)

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                NOTICE
This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.



REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank              of Buffalo
          Name of Bank                City

in the state of New York, at the close of business
March 31, 1996


ASSETS
                                                           Thousands
                                                           of dollars
Cash and balances due from depository
institutions:

   Noninterest-bearing balances
   currency and coin....................................   $1,344,915
   Interest-bearing balances ...........................    1,536,664
   Held-to-maturity securities..........................            0
   Available-for-sale securities........................    3,338,156

Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

   Federal funds sold...................................      439,200
   Securities purchased under
   agreements to resell.................................      323,578

Loans and lease financing receivables:

   Loans and leases net of unearned
   income...............................      13,404,283
   LESS: Allowance for loan and lease
   losses...............................         470,421
   LESS: Allocated transfer risk reserve               0

   Loans and lease, net of unearned
   income, allowance, and reserve.......................   12,933,862
   Trading assets.......................................      818,882
   Premises and fixed assets (including
   capitalized leases)..................................      177,937

Other real estate owned.................................        4,004
Investments in unconsolidated
subsidiaries and associated companies...................            0
Customers' liability to this bank on
acceptances outstanding.................................       24,688
Intangible assets.......................................       60,829
Other assets............................................      436,079
Total assets............................................   21,438,794


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LIABILITIES

Deposits:
   In domestic offices..................................   13,972,231

   Noninterest-bearing..................       3,227,485
   Interest-bearing.....................      10,744,746

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs..................................    2,915,229

   Noninterest-bearing..................               0
   Interest-bearing.....................       2,915,229

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:

   Federal funds purchased..............................      759,940
   Securities sold under agreements to
   repurchase...........................................      809,703
Demand notes issued to the U.S. Treasury                      111,294
Trading Liabilities......................................     323,875

Other borrowed money:
   With original maturity of one year
   or less..............................................       83,438
   With original maturity of more than
   one year.............................................            0
Mortgage indebtedness and obligations
under capitalized leases................................       34,696
Bank's liability on acceptances
executed and outstanding................................       24,688
Subordinated notes and debentures.......................      225,000
Other liabilities.......................................      467,094
Total liabilities.......................................   19,727,188
Limited-life preferred stock and
related surplus.........................................            0

EQUITY CAPITAL

Perpetual preferred stock and related
surplus.................................................            0
Common Stock............................................      185,000
Surplus.................................................    1,633,098
Undivided profits and capital reserves..................     (115,039)
Net unrealized holding gains (losses)
on available-for-sale securities........................        8,547
Cumulative foreign currency translation
adjustments.............................................            0
Total equity capital....................................    1,711,606
Total liabilities, limited-life
preferred stock, and equity capital.....................   21,438,794